UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

FIRST HORIZON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communication was made available on https://ir.fhnc.com/investor-relations/default.aspx.

1Q2022

HIGHLIGHTS

•  Focused on driving enhanced value for our associates, clients, communities and shareholders as we plan to join forces with TD

•  Deliver further benefits of diversified business model through revenue synergies and loan growth

•  Actively manage balance sheet and maintain excellent credit quality

EARNINGS OVERVIEW

“Our underlying results this quarter reflect the tremendous opportunities and momentum inherent in our higher-growth markets with C&I loan growth of 4% before the impact of paycheck protection program and mortgage warehouse loans. While higher long-term rates and global uncertainty impacted our countercyclical businesses, our highly asset-sensitive balance sheet is well positioned to benefit from rising short-term rates. I’m particularly proud of the hard work and dedication of our associates who contributed to the successful completion of the IBERIABANK systems and signage integration during the quarter. With that work behind us, we remain focused on driving value for our associates, clients, communities and shareholders as we look forward to completing the proposed transaction with TD Bank Group. With the war in Ukraine, our hearts go out to the families, clients and associates directly impacted by this crisis and hope that peace, safety and freedom can be quickly restored.”

BRYAN JORDAN

PRESIDENT & CEO

FIRST HORIZON CORPORATION

1Q22 FINANCIAL HIGHLIGHTS

ROCE	9.92%
ROTCE[2]	12.98%
ADJUSTED ROTCE[2]	14.68%
ROA	0.90%
ADJUSTED ROA[2]	1.02%
DILUTED EPS	$0.34
ADJUSTED EPS[2]	$0.38

BY THE NUMBERS As of 3/31/2022

BANKING CENTERS	BANKING CENTER STATES	ASSOCIATES
~417	12	~7,900

ASSETS[1]	LOANS[1]	DEPOSITS[1]
$88.6B	$54.1B	$74.2B

SUCCESSFULLY COMPLETED IBKC INTEGRATION Systems and signage conversion completed in 1Q22	ON TRACK TO DELIVER ~$200M SAVINGS Targeted annualized net cost savings by 4Q22	ANNOUNCED ACQUISITION BY TD Proposed all cash acquisition at $25 per common share

FOUNDED IN 1864

Celebrated 158 years in 2022

RESPONSIBLE

CORPORATE CITIZEN

~$4B

committed to support low and

moderate income communities

and small businesses

~$19M

distributed by the First Horizon

Foundations in 2021 to nonprofit

organizations across our

Company’s footprint

30

HOPE Inside locations

offer free financial education to

communities across our footprint

NATIONALLY

RECOGNIZED BY

1 Average balances for 1Q22

2 These are non-GAAP numbers that are reconciled to reported GAAP numbers in the non-GAAP table on the next page.

USE OF NON-GAAP MEASURES

Certain measures included in this document are “non-GAAP,” meaning they are not presented in accordance with generally accepted accounting principles in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. FHN’s management believes such measures, even though not always comparable to non-GAAP measures used by other financial institutions, are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. The non-GAAP measures presented in this document are listed, and are reconciled to the most comparable GAAP presentation, below:

FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly/Annually, Unaudited (Dollars in millions, except per share data)

Adjusted Diluted EPS		1Q22
Net income available to common (“NIAC”) (GAAP)	a	$187
Plus Tax effected notable items (Non-GAAP) (a)		$24
Adjusted Net income available to common (Non-GAAP)	b	$211
Diluted Shares (GAAP)	c	550
Diluted EPS (GAAP)	a/c	$0.34
Adjusted diluted EPS (Non-GAAP)	b/c	$0.38

Adjusted Net Income (“NI”) and Adjusted Return on Assets (“ROA”)		1Q22
Net Income (“NI”) (GAAP)		$198
Plus Tax effected notable items (Non-GAAP) (a)		$24
Adjusted NI (Non-GAAP)		$222
NI (annualized) (GAAP)	d	$801
Adjusted NI (annualized) (Non-GAAP)	e	$900
Average Assets (GAAP)	f	$88,587
ROA (GAAP)	d/f	0.90%
Adjusted ROA (Non-GAAP)	e/f	1.02%

Adjusted Return on Average Common Equity (“ROCE”)/
Return on Average Tangible Common Equity (“ROTCE”)		1Q22
Net income available to common (GAAP)		$187
Plus Tax effected notable items (Non-GAAP) (a)		$24
Adjusted Net income available to common (Non-GAAP)		$211
Net income available to common (annualized) (GAAP)	g	$756
Adjusted Net income available to common (annualized) (Non-GAAP)	h	$855
Average Common Equity (GAAP)	i	$7,628
Intangible Assets (GAAP) (b)		$1,802
Average Tangible Common Equity (Non-GAAP)	j	$5,826
ROCE (GAAP)	g/i	9.92%
ROTCE (Non-GAAP)	g/j	12.98%
Adjusted ROTCE (Non-GAAP)	h/j	14.68%

(a)	First quarter 2022 notable items includes $6 million of pretax gain related to a fintech investment, $28 million of pretax merger and acquisition expenses associated with IBKC, $9 million of pretax transaction- related expense associated with TD and $7 million of taxes associated with those items.
(b)	Includes goodwill and other intangible assets, net of amortization.

Numbers may not foot due to rounding.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements pertain to First Horizon’s beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results, or other developments. Forward-looking statements can be identified by the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic, and competitive uncertainties and contingencies, many of which are beyond First Horizon’s control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures), are subject to change and could cause First Horizon’s actual future results and outcomes to differ materially from those contemplated or implied by forward-looking statements or historical performance. Examples of uncertainties and contingencies include those mentioned: in this document; in Items 2.02 and 7.01 of First Horizon’s Current Report on Form 8-K announcing First Horizon’s most recent quarterly earnings; in the forepart, and in Items 1, 1A, and 7, of First Horizon’s most recent Annual Report on Form 10-K, as amended; and in the forepart, and in Item 1A of Part II, of First Horizon’s Quarterly Report(s) on Form 10-Q filed this year. First Horizon assumes no obligation to update or revise any forward-looking statements that are made in this document or in any other statement, release, report, or filing from time to time.

IMPORTANT OTHER INFORMATION

In connection with the proposed transaction with TD, First Horizon has filed a preliminary proxy statement and other materials with the SEC, and intends to file additional relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. All preliminary materials are subject to completion. This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval.

SHAREHOLDERS OF FIRST HORIZON ARE URGED TO READ, WHEN AVAILABLE, ALL RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED WITH THE SEC, INCLUDING FIRST HORIZON’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT FIRST HORIZON AND THE PROPOSED TRANSACTION WITH TD.

Investors and shareholders of First Horizon will be able to obtain a free copy of the definitive proxy statement as well as other relevant documents filed with the SEC without charge at the SEC’s website (http://www.sec.gov). Copies of the definitive proxy statement and the filings with the SEC that will be incorporated by reference in that proxy statement can also be obtained, without charge, by directing a request to Clyde A. Billings Jr., First Horizon Corporation, 165 Madison, Memphis, TN 38103, telephone (901) 523-4444.

PARTICIPANTS IN THE SOLICITATION

First Horizon and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction with TD under the rules of the SEC. Information regarding First Horizon’s directors and executive officers is available in the proxy statement for its 2022 annual meeting of shareholders, which was filed with the SEC on March 14, 2022, and its annual report on Form 10-K for the year 2021 filed on March 1, 2022, as amended on March 4, 2022. Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement related to the proposed transaction with TD and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.